CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


         Date of Report
(Date of Earliest Events Reported):                      Commission File Number:
         March 10, 2001                                                000-28169


                                    FORM 8-K/A

                  Electrical Generation Technology Corporation
  ----------------------------------------------------------------------------
             (exact name of registrant as specified in its charter)

       Utah                                                      75-2184926
-----------------------------                                  ---------------
(State of Incorporation)                                        (IRS ID No.)


             24165 I-H10 W. Suite 217125, San Antonio, Texas       75206
            ------------------------------------------------     ----------
                (Address of principal executive offices)         (Zip code)

Registrant's telephone number, including area code: 210-697-8550
                                                    ------------


Item 4.  Change in Registrant's Certifying Accountant.

The Registrant had engaged J. S. Osborn, P.C. to audit the Registrant's financial statements at and for the year ended December 31, 2000 and filed an 8-K to that effect on January 23, 2001. When the Registrant has compiled all of its accounting data ready for the audit, J.S. Osborn, P.C. notified the Registrant that they did not have the time necessary to complete the audit in time for the Registrant to file their Form 10-K on time.

During the Registrant's relationship with J.S. Osborn, P.C., there were no disagreements between the Registrant and J.S. Osborn, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no disagreements between the Registrant and J.S. Osborn, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures for the proposed work for the December 31, 2000 financial statements.

The Registrant has engaged Killman, Murrell & Company, P.C., Certified Public Accountants of Midland, Texas, to audit its financial statements at and for the year ended December 31, 2000. Neither the Registrant nor anyone on its behalf at any time has consulted the newly engaged accountant regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; or (iii) any matter that was either the subject of a disagreement (there being none) or a reportable event (there being none).

The Registrant has provided J.S. Osborn, P.C. with a copy of this Report on Form 8-K simultaneously with the filing hereof with the Commission, accompanied by a request that J.S. Osborn, P.C. furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the foregoing statements made by the Registrant. J.S. Osborn, P.C.'s letter will be filed by the Registrant with this Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a)      not applicable

(b)      not applicable

(c)      Exhibits:

16.      Letter of J.S. Osborn, P.C..


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    ELECTRICAL GENERATION TECHNOLOGY CORPORATION
                                    --------------------------------------------
                                    (Registrant)


                                    By: /s/ Gary Cain
                                       ----------------------------------
                                            Gary Cain, CEO

DATE:   May 1, 2001
        Dallas, Texas